SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 24, 1999
                                                     -----------------

                              FLANDERS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         North Carolina               005-50203               13-3368271
--------------------------------     ------------     ------------------------
(State or other jurisdiction of      (Commission      (IRS Employer ID Number)
 incorporation or organization.)     File Number)

2399 26th Avenue North, St. Petersburg, Florida                 33734
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   (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code          (727) 822-4411
                                                            --------------


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Item 4.  Changes in Registrant's Certifying Accountants

On November 24, 1999, the Board of Directors approved the (i) engagement of Grant Thornton LLP as the independent accountants for Flanders Corporation and
(ii) dismissal of McGladrey & Pullen LLP as such independent accountants.

During the three fiscal years ended December 31, 1998 and the subsequent interim period through November 24, 1999, (i) there were no disagreement with McGladrey & Pullen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) McGladrey & Pullen LLP did not advise the registrant regarding any "reportable events" as defined in Item 304 (a)(1)(v) of Regulation S-K. During the past two years, Grant Thornton LLP has not advised the registrant regarding any "reportable event" as defined in Item 304 (a)(1)(v) of Regulation S-K.

The accountants' report of McGladrey & Pullen LLP on the consolidated financial statements of Flanders Corporation and subsidiaries as of and for the years ended December 31, 1998, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.


                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FLANDERS CORPORATION



Date:     November 26, 1999                By:  /s/ Steven K. Clark
       ------------------------                 -------------------
                                                    Steven K. Clark
                                             Vice President Finance/Chief
                                          Financial Officer, Chief Operating
                                                 Officer and Director